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EXHIBIT 15




May 11, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 11, 1999 on our review of interim financial information of Baxter International Inc. (the "company') as of and for the period ended March 31, 1999 and included in the company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812,
33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019 and
333-71553), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820
and 333-19025) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327 and
333-47927).

Very truly yours,


PricewaterhouseCoopers